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                                                                    Exhibit 32.2

                       TERAYON COMMUNICATION SYSTEMS, INC.

                                  CERTIFICATION

In connection with the periodic report of Terayon Communication Systems, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Edward Lopez, Acting Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

                  (3)   the Report fully complies with the requirements of
                        Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

                  (4) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: November 9, 2004                                /s/ Edward Lopez
                                                 ------------------------------
                                                          Edward Lopez
                                                 Acting Chief Financial Officer